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                                                                   EXHIBIT 23.1




                        INDEPENDENT AUDITORS' CONSENT



The Board of Directors
H.F. Ahmanson & Company:

We consent to the use of our report dated January 25, 1994, on the consolidated statements of financial conditon of H.F. Ahmanson & Company at December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, incorporated by reference herein, and to the reference to our Firm under the heading "Experts" in the registration statement.


                                    KPMG Peat Marwick LLP


Los Angeles, California
January 23, 1995